Exhibit 99.1

For more information contact:

JoAnn Horne
Market Street Partners
415/445-3233

SIZMEK REPORTS SECOND QUARTER 2016 RESULTS

•	Q2 Revenue of $48.9 million, a 22% Increase; Core Products Revenue Increases 47%
•	Q2 Net Loss Improves 87% to $1.0 million
•	Adjusted EBITDA[1] Grows 88% to $5.5 million

Austin, TX — August 3,  2016 — Sizmek Inc. (NASDAQ: SZMK), a global ad management company that delivers multiscreen campaigns, today reported financial results for the second quarter ended June 30, 2016.
Revenues for the three months ended June 30, 2016 increased 22% to $48.9 million compared to $40.2 million the same period of 2015.  Core products revenue, consisting of all products except flash based rich media, grew 47% for the second quarter versus the second quarter of 2015 and comprised 98% of the business.

“We are encouraged by the second consecutive quarter of solid progress on our growth objectives, with a 22% increase in revenue driving significantly improved profitability,” said Neil Nguyen, CEO of Sizmek.  “We are executing on our operating plan with better monetization of our investments along with a strict focus on cost optimization, which is fulfilling our commitment to drive profitable growth across our product portfolio, especially in programmatic, mobile and analytics.”

Second quarter highlights include:

•	Second quarter revenues grew 22% to $48.9 million versus $40.2 million in the same period the prior year.
•	Core product revenues, including mobile, video, data driven products and programmatic solutions, grew 47% versus the second quarter of 2015:
•	Mobile product revenues (including HTML5 formats) increased 317%;
•	Data driven product revenue, including Peer39, dynamic creative optimization, verification and viewability, grew 21%;
•	In stream video revenue increased 20%; and
•	Programmatic revenue (PBU) grew 138% with self-service representing 18% of the revenues.
•	As anticipated, flash based rich media continues to trend out of the business, with revenues declining 89% from the second quarter of 2015 and now contributing less than 2% of total revenues.
•	At June 30, 2016, the Company had $36.8 million of cash and cash equivalents on hand and no long-term debt.

Conference Call Details

As a result of the earlier announcement that Vector Capital plans to acquire Sizmek, the conference call previously scheduled for today to discuss Sizmek’s second quarter financial results has been canceled.

1 Adjusted EBITDA is a non-GAAP (U.S. generally accepted accounting principles) financial measure within the meaning of the rules of the Securities and Exchange Commission. See Non-GAAP Financial Measures and elsewhere in this release on why the Company believes this supplemental measure is useful, the limitations on the use of this supplemental measure and reconciliation to the most directly comparable GAAP measure.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), the Company has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP). We believe that the inclusion of Adjusted EBITDA as a non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses Adjusted EBITDA as a non-GAAP financial measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.

We use Adjusted EBITDA to measure the operating performance of our business.  This measure is used by management in its financial and operational decision-making. There are limitations associated with reliance on any non-GAAP financial measure because non-GAAP financial measures are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

The Company considers Adjusted EBITDA to be an important indicator of the overall performance of the Company because it eliminates the effects of events that are non-cash, or are not expected to recur as they are not part of our ongoing operations.

The Company defines “Adjusted EBITDA” as income (loss) from operations, before depreciation and amortization, share-based compensation, merger, integration and other expenses, and restructuring / impairment charges and benefits.  The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance and a good measure of the Company’s historical operating trends.

Adjusted EBITDA eliminates items that are either not part of our core operations, such as merger, integration and other expenses or do not require a cash outlay, such as share-based compensation and impairment charges.  Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets.  These estimates could vary from actual performance of the asset, are based on historical costs, and may not be indicative of current or future capital expenditures.

Adjusted EBITDA should be considered in addition to, not as a substitute for, the Company’s operating income (loss), as well as other measures of financial performance reported in accordance with GAAP.

In accordance with the requirements of the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure.

About Sizmek

Sizmek Inc. (NASDAQ: SZMK) fuels digital advertising campaigns for advertisers and agencies around the world with cutting-edge technology to engage audiences across any screen. For the last 15 years, the online business that is now Sizmek has proudly pioneered industry firsts in digital, including rich media, video and online targeted advertising across several channels. Sizmek’s open ad management stack, Sizmek MDX, delivers the most creative and impactful multiscreen digital campaigns, across mobile, display, rich media, video and social, all powered by an unrivaled data platform. With New York City as a center of operations, Sizmek connects about 19,000 advertisers and 3,700 agencies to audiences, serving more than 1.3 trillion impressions a year.  Sizmek operates on the ground in about 65 countries with a team of approximately 1,000 employees. www.sizmek.com

Cautionary Note Regarding Forward-Looking Statements

Statements in this release regarding our current expectations, estimates, outlook, guidance and projections about our operations, industry, financial condition, performance, results of operations, and liquidity constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: our ability to further identify, develop and achieve commercial success for new online video and mobile products; continued or accelerating decline in our flash based rich-media business; delays in product offerings; the development and pricing of competing online services and products; consolidation of the digital industry and of digital advertising networks; slower than expected development of the digital advertising market; our ability to protect our proprietary technologies; identifying acquisition and disposition opportunities and integrating our acquisitions with our operations, systems, personnel and technologies; security threats to our computer networks; operating in a variety of foreign jurisdictions; fluctuations in currency exchange rates; adaption to new, changing, and competitive technologies; potential additional impairment of our goodwill and potential impairment of our other long-lived assets; our ability to achieve some or all of the expected benefits of the spin-off and merger transaction; and the other risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. We disclaim any intention or obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in the forward-looking statements, except as required by law.

Sizmek Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Platform solutions	$38,007	$35,645	$72,438	$68,537
Programmatic solutions	10,893	4,571	16,987	8,438
Total	48,900	40,216	89,425	76,975
Cost of revenues (excluding depreciation and amortization):
Platform solutions	13,398	11,175	27,063	22,010
Programmatic solutions	7,914	3,317	12,500	6,142
Total	21,312	14,492	39,563	28,152
Selling and marketing	14,877	15,433	29,698	29,636
Research and development	3,103	3,674	6,313	6,577
General and administrative	5,368	4,739	10,923	9,293
Merger, integration and other	2,436	1,170	5,203	2,004
Depreciation and amortization	3,309	7,771	6,232	15,210
Loss from operations	(1,505)	(7,063)	(8,507)	(13,897)
Other (income) expense, net	(977)	366	(1,502)	1,345
Loss before income taxes	(528)	(7,429)	(7,005)	(15,242)
Provision for income taxes	513	468	988	600
Net loss	$(1,041)	$(7,897)	$(7,993)	$(15,842)

Basic and diluted loss per common share	$(0.04)	$(0.27)	$(0.27)	$(0.53)

Weighted average common shares outstanding:
Basic and diluted	29,128	29,549	29,081	29,666

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2016016	2015	2016	2015
Net loss	$(1,041)	$(7,897)	$(7,993)	$(15,842)
Depreciation and amortization	3,309	7,771	6,232	15,210
Share-based compensation	1,281	1,057	2,148	1,903
Merger, integration and other expenses	2,436	1,170	5,203	2,004
Other (income) expense, net	(977)	366	(1,502)	1,345
Provision for income taxes	513	468	988	600
Adjusted EBITDA	$5,521	$2,935	$5,076	$5,220

Sizmek Inc.
Consolidated Balance Sheets
 (In thousands)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
CURRENT ASSETS:
Cash and cash equivalents	$36,800	$42,046
Accounts receivable (less allowances of $1,627 as of June 30, 2016 and $1,795 as of December 31, 2015)	54,668	64,595
Restricted cash	1,551	1,538
Other current assets	4,074	4,568
Current assets of TV business	320	678
Total current assets	97,413	113,425
Property and equipment, net	35,324	29,410
Goodwill	9,120	8,411
Intangible assets, net	14,716	16,931
Deferred income taxes	518	523
Restricted cash	4,179	4,478
Other non-current assets	3,675	4,807
Total assets	$164,945	$177,985

Liabilities and Stockholders’ Equity
CURRENT LIABILITIES:
Accounts payable	$6,400	$3,683
Accrued liabilities	32,863	39,037
Current liabilities of TV business	—	1,203
Total current liabilities	39,263	43,923
Deferred income taxes	782	919
Other non-current liabilities	8,446	7,613
Total liabilities	48,491	52,455

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value—Authorized 15,000 shares; issued and outstanding—none	—	—
Common stock, $0.001 par value—Authorized 200,000 shares; 29,136 issued and outstanding at June 30, 2016; 29,584 issued and 29,228 outstanding at December 31, 2015	29	30
Treasury stock, at cost (356 shares at December 31, 2015)	—	(1,510)
Additional capital	367,832	368,658
Accumulated deficit	(246,282)	(238,289)
Accumulated other comprehensive loss	(5,125)	(3,359)
Total stockholders’ equity	116,454	125,530
Total liabilities and stockholders’ equity	$164,945	$177,985

Sizmek Inc.
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(7,993)	$(15,842)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation of property and equipment	3,324	7,335
Amortization of intangibles	2,908	7,875
Gain on sales of available for sales security	(987)	—
Share-based compensation	2,148	1,903
Deferred income taxes	(150)	(590)
Benefit for accounts receivable recoveries	(168)	(40)
Gain from recovery of TV business net assets	206	(50)
Other	444	(2)
Changes in operating assets and liabilities:
Accounts receivable	8,692	6,252
Other assets	1,539	(1,574)
Accounts payable and other liabilities	(3,511)	(5,598)
Net cash (used in) provided by operating activities	6,452	(331)

Cash flows from investing activities:
Purchases of property and equipment	(1,962)	(3,131)
Capitalized costs of developing software	(7,089)	(8,370)
Acquisition, net of cash acquired	—	(7,541)
Proceeds from sale of property and equipment	25	—
Proceeds from sale of available for sale securities	1,247	—
Other	(1)	(433)
Net cash used in investing activities	(7,780)	(19,475)

Cash flows from financing activities:
Purchases of treasury stock	(1,277)	(4,500)
Payment of seller financing	(500)	—
Payments of TV business liabilities	(1,428)	(126)
Proceeds from TV business assets	376	1,200
Payment of tax withholding obligation for shares tendered	(188)	(169)
Payment of financing property and equipment	(579)	—
Net cash (used in) provided by financing activities	(3,596)	(3,595)

Effect of exchange rate changes on cash and cash equivalents	(322)	(339)
Net (decrease) in cash and cash equivalents	(5,246)	(23,740)
Cash and cash equivalents at beginning of year	42,046	90,672

Cash and cash equivalents at end of period	$36,800	$66,932

Supplemental disclosures of cash flow information:
Cash received (paid) for income taxes	$407	$(445)
Cash received for interest	$77	$47
Extended payment obligations incurred to purchase software	$—	$960